Report of Independent Registered Public Accounting
Firm
To the Members and
Board of Directors of SEI Opportunity Master Fund,
L.P.
In planning and performing our audit of the
financial statements of SEI Opportunity Master Fund,
L.P. for the year ended March 31, 2005, we
considered its internal control, including control
activities for safeguarding securities, in order to
determine our auditing procedures for the purpose of
expressing our opinion on the financial statements
and to comply with the requirements of Form N-SAR,
not to provide assurance on internal control.
The management of SEI Opportunity Master Fund, L.P.
is responsible for establishing and maintaining
internal control.  In fulfilling this
responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls. Generally,
controls that are relevant to an audit pertain to
the entity's objective of preparing financial
statements for external purposes that are fairly
presented in conformity with U.S. generally accepted
accounting principles. Those controls include the
safeguarding of assets against unauthorized
acquisition, use, or disposition.
Because of inherent limitations in internal control,
error or fraud may occur and not be detected. Also,
projection of any evaluation of internal control to
future periods is subject to the risk that it may
become inadequate because of changes in conditions
or that the effectiveness of the design and
operation may deteriorate.
Our consideration of internal control would not
necessarily disclose all matters in internal control
that might be material weaknesses under standards of
the Public Company Accounting Oversight Board
(United States). A material weakness is a condition
in which the design or operation of one or more of
the internal control components does not reduce to a
relatively low level the risk that misstatements
caused by error or fraud in amounts that would be
material in relation to the financial statements
being audited may occur and not be detected within a
timely period by employees in the normal course of
performing their assigned functions. However, we
noted no matters involving internal control and its
operation, including controls for safeguarding
securities that we consider to be material
weaknesses as defined above as of March 31, 2005.
This report is intended solely for the information
and use of management, the Members, and the Board of
Directors of SEI Opportunity Master Fund, L.P. and
the Securities and Exchange Commission and is not
intended to be and should not be used by anyone
other than these specified parties.
/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
May 20, 2005